UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2010
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany	____________
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

On July 30, 2010, Aqua Society, Inc. (the “Company”) issued 1,000,000 shares of the Company's common stock at a price of EUR 0.20 per share. The issuance was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that it was not a US person as defined in Regulation S and that it was not acquiring the shares for the account or benefit of a US person.

On July 30, 2010, the Company issued 133,334 shares of the Company's common stock at a price of EUR 0.15 per share. The issuance was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. The Company did not engage in a distribution of this offering in the United States. The investor represented that he was not a US person as defined in Regulation S and that he was not acquiring the shares for the account or benefit of a US person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.
Date: 30 July 2010
	By:	/s/ Frank Iding
FRANK IDING
Chief Financial Officer and Treasurer